UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2024

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

South Dakota	001-38747	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of Principal Executive Offices Zip Code)
(605) 692-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market
Preferred Stock Purchase Rights	DAKT	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01    Other Events

On November 8, 2024, Daktronics, Inc. (the “Company”) issued a press release announcing that it was exercising the Company’s right to convert an initial $7.0 million in face value of the senior secured convertible promissory note in the original principal amount of $25 million dated May 11, 2023 (the “Convertible Note”) held by Alta Fox Capital Management, LLC (together with its affiliates, “Alta Fox”) into approximately 1.1 million shares of the Company’s common stock, no par value. The Company intends to deliver to Alta Fox notice of the conversion on November 11, 2024, with a conversion date of December 3, 2024. The Company intends to convert the remainder of the Convertible Note over the next several months, in tranches of up to $7 million in face value every 30 days, as provided for in the Convertible Note.

The Convertible Note is due on May 11, 2027 and bears interest at a rate of 9% per annum. Under the terms of the Convertible Note, the Company has the right to convert the Convertible Note into common stock at a conversion price equal to $6.31 after 18 months following the issuance date of the Convertible Note if the closing sale price of the Company’s common stock has been equal to at least 150% of the conversion price in 19 of the last 20 consecutive trading days. Under these terms, Alta Fox may set a limit on the amount of common stock it wishes to be issued in connection with a conversion of the Convertible Note (a “Maximum Percentage”). If the shares to be delivered as a result of a conversion of the Convertible Note would cause Alta Fox to exceed the Maximum Percentage, the number of shares in excess of the Maximum Percentage (the “Excess Shares”) are treated as if they had never been issued and would be delivered to Alta Fox only when Alta Fox certifies that the delivery of the Excess Shares will not cause its ownership to exceed the Maximum Percentage. Because the Maximum Percentage currently in effect is 3% and Alta Fox currently owns, according to Alta Fox’s disclosures to the Company, 3% or more of the Company’s common stock, the forced conversion of the Convertible Note will not result in the issuance of shares of common stock to Alta Fox at this time. Instead, the Company will issue and deliver the shares to Alta Fox after Alta Fox certifies it owns less than the Maximum Percentage.

The terms of the Convertible Note and related agreements are described in the section under the heading “Securities Purchase Agreement and Convertible Notes” in Item 1.01 of the Company’s Current Report on Form 8-K filed on May 12, 2023, which is hereby incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits. The following exhibits are filed or incorporated by reference, as indicated, as part of this Current Report on Form 8-K:

10.1
Securities Purchase Agreement dated as of May 11, 2023 by and between Daktronics, Inc. and Alta Fox Opportunities Fund, LP, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated May 11, 2023 (“Form 8-K”).

10.2	Senior Secured Convertible Note dated as of May 11, 2023 issued by Daktronics, Inc. to Alta Fox Opportunities Fund, LP, incorporated by reference to Exhibit 10.4 to the Form 8-K.
10.3
Pledge and Security Agreement dated as of May 11, 2023 by and among Daktronics, Inc., Daktronics Installation, Inc., and Alta Fox Opportunities Fund, LP, incorporated by reference to Exhibit 10.5 to the Form 8-K.

10.4	Registration Rights Agreement dated as of May 11, 2023 by and between Daktronics, Inc. and Alta Fox Opportunities Fund, LP, incorporated by reference to Exhibit 10.6 to the Form 8-K.
99.1	Press Release dated November 8, 2024, filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date: November 8, 2024	(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Securities Purchase Agreement dated as of May 11, 2023 by and between Daktronics, Inc. and Alta Fox Opportunities Fund, LP, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated May 11, 2023 (“Form 8-K”).

10.2	Senior Secured Convertible Note dated as of May 11, 2023 issued by Daktronics, Inc. to Alta Fox Opportunities Fund, LP, incorporated by reference to Exhibit 10.4 to the Form 8-K.
10.3
Pledge and Security Agreement dated as of May 11, 2023 by and among Daktronics, Inc., Daktronics Installation, Inc., and Alta Fox Opportunities Fund, LP, incorporated by reference to Exhibit 10.5 to the Form 8-K.

10.4	Registration Rights Agreement dated as of May 11, 2023 by and between Daktronics, Inc. and Alta Fox Opportunities Fund, LP, incorporated by reference to Exhibit 10.6 to the Form 8-K.
99.1	Press Release dated November 8, 2024, filed herewith.